UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

GEOVIC MINING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 17th Street, Suite 980 Denver, Colorado		80202
		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 476-6455

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On February 14, 2012, Geovic Mining Corp. (“the Registrant”), announced changes to the Board of Directors of the Company.

Directors Wade Nesmith (Chairman), Michael Goldberg, John Perry, and John E. (Jack) Sherborne each resigned as directors of the Company, effective February 14, 2012. Following the resignations, Registrant’s Board of Directors consists of the five remaining Directors. The Company’s Chief Executive Officer, Michael T. Mason, was appointed Chairman of the Board of Directors, and Gregg Sedun was named Lead Independent Director, in each case effective February 14, 2012.

On February 14, 2012, the Company also announced that Mr. Sherborne also will retire from his position as President of the New Ventures Division of the Registrant and as an employee of the Registrant, effective March 30, 2012.

     A copy of the press release announcing the changes to the Board of Directors and Mr. Sherborne’s retirement is included as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d)      The following exhibits are furnished herewith:

          99.1  Press Release dated February 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2012

GEOVIC MINING CORP.
Registrant

By: /s/ Michael Mason
Name: Michael Mason
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

99.1	Press Release dated February 14, 2012